SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No._____ )

Filed by the Registrant  [ X ]
Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

CYPRESS SEMICONDUCTOR CORPORATION
------------------------------------------------
(Name of Registrant as specified in its charter)

CYPRESS SEMICONDUCTOR CORPORATION
------------------------------------------------
(Name of person(s) filing proxy statement)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
      6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities
    to which transaction applies:     ________________________________

(2) Aggregate number of securities
    to which transaction applies:     ________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: _____________________________

(4) Proposed maximum aggregate value of transaction: _________________________

(A) Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check the box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: _____________________________

(2)Form, Schedule or Registration Statement No.: _________________________

(3)Filing Party: _____________________________

(4)Date Filed: _____________________________

                                                               March 27, 1995


Dear Stockholder:

You are cordially invited to attend the Cypress Semiconductor Corporation Annual Meeting of Stockholders to be held on Thursday, April 20, 1995 at 10:00 a.m., local time, at the Company's offices located at 4001 North First Street, San Jose, California 95134.

At the Annual Meeting, in addition to electing five directors and approving the appointment of Price Waterhouse LLP as the Company's independent accountants for this fiscal year, you will be asked to approve an increase of 1,000,000 shares in the number of shares reserved for sale to employees under the Employee Qualified Stock Purchase Plan (the "Purchase Plan").

Increasing the number of shares available for issuance to employees under the Purchase Plan will enable the Company to continue its policy of encouraging employee equity participation in the Company through payroll deductions. We believe that employee equity participation motivates high levels of performance and provides an effective means of recognizing employee contributions to the success of the Company. New employee stock option grants, together with stock purchases through payroll deductions under the Company's Employee Qualified Stock Purchase Plan, have resulted in broad-based employee equity ownership at Cypress, linking employee compensation to the Company's performance, and thereby aligning the interests of the employees with those of other stockholders. When the Company performs well, the employees are rewarded along with other stockholders.

We hope you will be able to attend the Annual Meeting on April 20th for a report on the status of the Company's business and performance during 1994. There will be an opportunity for stockholders to ask questions. Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card to ensure your representation at the meeting.


Very truly yours,


T.J. Rodgers, President and CEO

                        CYPRESS SEMICONDUCTOR CORPORATION

                     NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 April 20, 1995


TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cypress Semiconductor Corporation (the "Company"), a Delaware corporation, will be held on Thursday, April 20, 1995 at 10:00 a.m., local time, at its offices located at 4001 North First Street, San Jose, California 95134, for the following purposes:

1. To elect directors to serve for the ensuing year and until their successors are elected.

2. To approve an amendment to the Company's Employee Qualified Stock Purchase Plan to increase by 1,000,000 shares the number of shares reserved for issuance thereunder.

3. To ratify the appointment of Price Waterhouse LLP as independent accountants of the Company for the fiscal year ending January 1, 1996.

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on February 24, 1995 are entitled to receive notice of, to attend and to vote at the meeting and any adjournment thereof.

All stockholders are cordially invited to attend the meeting in person. Any stockholder attending the meeting may vote in person even if such stockholder returned a proxy.

FOR THE BOARD OF DIRECTORS

Emmanuel Hernandez, Secretary


San Jose, California
March 27, 1995


IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                       CYPRESS SEMICONDUCTOR CORPORATION
                                  ---------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

The enclosed Proxy is solicited on behalf of the Board of Directors of Cypress Semiconductor Corporation (the "Company") for use at the Company's Annual Meeting of Stockholders ("Annual Meeting") to be held Thursday, April 20, 1995 at 10:00 a.m., local time, or at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at 4001 North First Street, San Jose, California 95134.

The Company's principal executive offices are located at 3901 North First Street, San Jose, California 95134. The telephone number at that address is
(408) 943-2600.

These proxy solicitation materials were mailed on or about March 27, 1995 to all stockholders entitled to vote at the Annual Meeting.


                 INFORMATION CONCERNING SOLICITATION AND VOTING

RECORD DATE AND SHARES OUTSTANDING

     Stockholders of record at the close of business on February 24, 1995 are entitled to notice of, and to vote at, the Annual Meeting. At the record date, 39,500,868 shares of the Company's Common Stock were outstanding.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

Every stockholder voting for the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder's shares are entitled, or distribute such stockholder's votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more than five candidates. However, no stockholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting prior to the voting of the intention to cumulate the stockholder's votes. On all other matters each share has one vote.

The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD" from a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the Common Stock present in person or represented by proxy at the Annual Meeting and "entitled to vote on the subject matter" (the "Votes Cast") with respect to such matter.

     While abstentions (votes "withheld") will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of Votes Cast with respect to a particular matter, broker non-votes with respect to proposals set forth in this Proxy Statement will not be considered "Votes Cast" and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 1996 Annual Meeting must be received by the Company no later than November 27, 1995 in order to be included in the proxy statement and form of proxy relating to that meeting.

                      PROPOSAL ONE   ELECTION OF DIRECTORS

NOMINEES

     A Board of five directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the five nominees named below, all of whom are presently directors of the Company. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will ensure the election of as many of the nominees listed below as possible. In such event, the specific nominees for whom such votes will be cumulated will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified. It is not expected that any nominee will be unable or will decline to serve as a director.

The name of and certain information regarding each nominee is set forth below.

                                                                 DIRECTOR
NAME OF NOMINEE      AGE    PRINCIPAL OCCUPATION                  SINCE
------------------  ------  ---------------------------------  ------------
T.J. Rodgers          46    President and Chief Executive          1982
                            Officer of the Company

Pierre R. Lamond      64    General Partner, Sequoia Partners      1983

Fred B. Bialek        61    Business Consultant                    1991

Eric A. Benhamou      39    President and Chief Executive          1993
                            Officer of 3COM Corporation

John C. Lewis         59    Chairman of the Board of Amdahl        1993
                            Corporation

     Except as set forth below, each of the nominees has been engaged in his principal occupation described above during the past five years. There are no family relationships among directors or executive officers of the Company.

     T.J. Rodgers is a co-founder of the Company and has been its President and Chief Executive Officer since 1982. Mr. Rodgers serves as a director of Vitesse Semiconductor Corporation and C-Cube Corporation.

     Pierre R. Lamond has been a general partner of Sequoia Partners, which manages several venture capital funds, including Sequoia Capital IV, Sequoia Capital V and Sequoia Capital Growth Fund, since 1981. Mr. Lamond serves as a director of Vitesse Semiconductor Corporation.

     Fred B. Bialek has been an independent business consultant since November 1986, during which time he has been active in the negotiation and execution of merger and acquisition transactions for semiconductor and other technology companies. Mr. Bialek has acted as a consultant to Cypress in certain of its acquisitions, including Cypress Semiconductor (Minnesota) Inc. ("CMI"), the Company's third wafer fabrication facility. Mr. Bialek, who was a founder of National Semiconductor Corporation, has over 30 years operating experience in semiconductor and related technology industries.

     Eric A. Benhamou was Vice President and General Manager of 3COM Corporation ("3COM"), a data Networking company, from September 1987 to April 1990. From April 1990 to September 1990, he was Chief Operating Officer of 3COM. In April 1990, he was promoted to President and Chief Executive Officer of 3COM, a position in which he has served since then. Mr. Benhamou is a director of 3COM.

     John C. Lewis has been Chairman of the Board of Amdahl Corporation, a computer manufacturer, since 1987. He was President of Amdahl from 1977 until 1987, and Chief Executive Officer of Amdahl from 1983 until 1992. Mr. Lewis is also a director of Vitesse Semiconductor Corporation.

REQUIRED VOTES

     The five nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no further legal effect under Delaware law.

BOARD MEETINGS AND COMMITTEES

     Pierre R. Lamond serves as Chairman of the Board of Directors of the Company. The Board of Directors held a total of nine meetings during the fiscal year ended January 2, 1995. No director, since elected, attended fewer than 75% of all such meetings of the Board of Directors and of the committees, if any, upon which such director served.

     The principal functions of the Audit Committee, which consists of Messrs. Lamond and Lewis, are: (1) to consult with the Company's independent accountants concerning the scope of the audit and to review with them the results of their examination; and (2) to review and approve any material accounting policy changes affecting the Company's operating results and to review the Company's control procedures and personnel. The Audit Committee held two meetings in fiscal 1994.

     The Compensation Committee, which consists of Messrs. Lamond and Benhamou, reviews compensation and benefits for the Company's senior executives and has authority to grant stock options under the Company's 1994 Stock Option Plan to employees and consultants (including officers and directors who are also employees or consultants of the Company). The Compensation Committee held five meetings during fiscal 1994.

COMPENSATION OF DIRECTORS

     STANDARD ARRANGEMENTS

     Directors who are not employees receive $5,000 each quarter.

     The 1994 Stock Option Plan (the "1994 Option Plan") provides for the automatic grant of nonstatutory options to outside directors of the Company. Each outside director is granted an initial option to purchase 40,000 shares of Common Stock (the "Initial Option") and an additional Option to purchase 10,000 shares of Common Stock (a "Subsequent Option") each year thereafter. The Initial Option becomes exercisable over a four-year period in annual installments of 10,000 shares and Subsequent Options become exercisable four years after the date on which they are granted. Consequently, the 1994 Option Plan provides for an on-going vesting program of 10,000 shares per year to outside directors. The exercise price of options granted under the 1994 Option Plan is the fair market value of the Company's Common Stock on the date of grant.

OTHER ARRANGEMENTS

The Company has a consulting relationship with one of its directors, Fred B. Bialek. See "Certain Transactions."


                                  MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of January 2, 1995 by (i) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's directors, (iii) the Company's Chief Executive Officer and each of the four other most highly compensated individuals who served as executive officers of the Company at fiscal year end (the "Named Officers") and (iv) all individuals who served as directors or executive officers at fiscal year end as a group:

                                                      SHARES BENEFICIALLY OWNED
DIRECTORS, OFFICERS AND 5% STOCKHOLDERS                  NUMBER      PERCENT
----------------------------------------------------  ------------ ------------
PRINCIPAL STOCKHOLDERS(1)
  FMR Corp.(2)                                           5,005,151        12.8%
    82 Devonshire Street
    Boston, Massachusetts 02109

  Merrill Lynch & Co., Inc.(3)                           3,203,101         8.2%
    World Financial Center, North Tower
    250 Vesey Street
    New York, New York 10281

  A I M Management Group, Inc.(4)                        2,192,200         5.6%
    11 Greenway Plaza, Suite 1919
    Houston, Texas 77046

DIRECTORS
   T.J. Rodgers(5)                                         837,218         2.1%
   Pierre R. Lamond(6)                                     101,268           *
   Fred B. Bialek(7)                                       230,045           *
   Eric A. Benhamou(8)                                      10,000           *
   John C. Lewis(9)                                         10,000           *

                                                      SHARES BENEFICIALLY OWNED
DIRECTORS, OFFICERS AND 5% STOCKHOLDERS                  NUMBER      PERCENT
----------------------------------------------------  ------------ ------------
Named Officers
   J. Daniel McCranie(10)                                    4,725           *
   Antonio Alvarez(11)                                     151,272           *
   Emmanuel Hernandez(12)                                   22,741           *
   Lothar Maier(13)                                        127,639           *

All directors and executive officers at fiscal year      1,494,908         3.8%
   end as a group (9 persons)(14)
-----------------
 *Less than 1%.

 (1) Based on filings pursuant to Section 13(g) of the Securities Exchange Act of 1934, as amended.

 (2) FMR Corp., through its control of two wholly owned subsidiaries, Fidelity Management and Research Company and Fidelity Management Trust Company, has sole dispositive power with respect to an aggregate of 5,005,151 shares. Edward C. Johnson 3d, Chairman of FMR Corp., and various other Johnson family members and trusts for the benefit of Johnson family members together form a controlling group with respect to FMR Corp.

 (3) Merrill Lynch & Co., Inc. shares voting and dispositive power with respect to 3,203,101 shares with Merrill Lynch Group, Inc., Princeton Services, Inc., Merrill Lynch Asset Management, L.P. and Merrill Lynch Growth Fund for Investment and Retirement.

 (4) AIM Management Group Inc. shares voting and dispositive power with respect to 2,192,200 shares with its wholly owned subsidiaries, A I M Advisors, Inc. and A I M Capital Management, Inc.

 (5) Mr. Rodgers is also President and Chief Executive Officer of the Company. Includes options to purchase 522,719 shares of Common Stock exercisable within 60 days of January 2, 1995.

 (6) Includes 61,268 shares held by the Lamond Living Trust. Also includes options held by Mr. Lamond to purchase 40,000 shares of Common Stock exercisable within 60 days of January 2, 1995.

 (7) Represents options to purchase 230,045 shares of Common Stock exercisable within 60 days of January 2, 1995.

 (8) Represents options to purchase 10,000 shares of Common Stock exercisable within 60 days of January 2, 1995.

 (9) Represents options to purchase 10,000 shares of Common Stock exercisable within 60 days of January 2, 1995.

(10) Represents options to purchase 4,725 shares of Common Stock exercisable within 60 days of January 2, 1995.

(11) Represents options to purchase 151,272 shares of Common Stock exercisable within 60 days of January 2, 1995.

(12) Includes options to purchase 21,353 shares of Common Stock exercisable within 60 days of January 2, 1995.

(13) Includes options to purchase 122,752 shares of Common Stock exercisable within 60 days of January 2, 1995.

(14) Includes options held by officers and directors of the Company to purchase an aggregate of 1,112,866 shares of Common Stock exercisable within 60 days of January 2, 1995.

EXECUTIVE COMPENSATION

     The following table shows, as to each of the Named Officers, information concerning compensation paid for services to the Company in all capacities during the three fiscal years ended January 2, 1995:

SUMMARY COMPENSATION TABLE

                                                   ANNUAL COMPENSATION
                                             ---------------------------------
NAME AND PRINCIPAL POSITION        YEAR       SALARY(1)   BONUS(2)   OTHER(3)
--------------------------------  ------     ----------- ---------- ----------
T.J. Rodgers                       1994      $   278,911 $  109,253        ---
  President, Chief Executive       1993      $   272,942 $      351        ---
  Officer and Director             1992      $   258,145 $       88        ---

J. Daniel McCranie                 1994      $   291,029 $   86,128        ---
  Vice President, Marketing and    1993      $    57,586        ---        ---
  Sales                            1992              ---        ---        ---

Antonio Alvarez                    1994      $   199,949 $   66,440        ---
  Vice President, Research and     1993      $   191,583 $      351        ---
  Development                      1992      $   179,185 $       88        ---

Lothar Maier                       1994      $   163,196 $   64,047 $   35,274
  Vice President, Wafer            1993      $   159,595 $      851 $   35,724
  Manufacturing, and President     1992      $   154,778 $       88 $   35,724
  Cypress Semiconductor
  (Minnesota) Inc.

Emmanuel Hernandez                 1994      $   159,458 $   59,994 $      ---
  Vice President, Finance and      1993      $   100,514 $      351        ---
  Administration, and Chief        1992              ---        ---        ---
  Financial Officer

                                                 LONG-TERM
                                                COMPENSATION
                                                   AWARDS
                                               --------------
                                                 SECURITIES
                                                 UNDERLYING         OTHER
NAME AND PRINCIPAL POSITION        YEAR          OPTIONS(#)      COMPENSATION
--------------------------------  ------       --------------  ----------------
T.J. Rodgers                       1994               150,000               ---
  President, Chief Executive       1993               125,000               ---
  Officer and Director             1992                85,050               ---

J. Daniel McCranie                 1994               100,000               ---
  Vice President, Marketing and    1993               170,000               ---
  Sales                            1992                   ---               ---

Antonio Alvarez                    1994                19,129               ---
  Vice President, Research and     1993                20,686               ---
  Development                      1992                65,199               ---

Lothar Maier                       1994                43,000              $550
  Vice President, Wafer            1993                31,099               ---
  Manufacturing, and President     1992                86,346               ---
  Cypress Semiconductor
  (Minnesota) Inc.

Emmanuel Hernandez                 1994                29,000               ---
  Vice President, Finance and      1993                40,000               ---
  Administration, and Chief        1992                   ---               ---
  Financial Officer

-----------------------------
(1)  Compensation is included in the year earned.

(2) Includes cash profit sharing awarded to each employee under the Company's Employee Profit Sharing Plan and other awards. In addition, fiscal 1994 bonuses include amounts earned under the Company's 1994 key employee bonus plan by virtue of the Company's achievement of a target level of earnings per share, as well as success in accomplishing certain group- and individual-specific critical success factors, in fiscal 1994. Bonus amounts earned under the key employee bonus plan will be paid in three installments, the first a 50% payment made approximately January 31, 1995, the second a 25% payment to be made approximately July 31, 1995 and the third a 25% payment to be made approximately January 31, 1996; however, only individuals remaining in the Company's employment at the time of each such payment will receive that payment. Aggregate amounts earned and (subject to the above condition) payable under the 1994 key employee bonus plan are as follows: for Mr. Rodgers, $105,976; for Mr. McCranie, $83,453; for Mr. Alvarez, $63,163; for Mr. Maier, $60,520; and for Mr. Hernandez, $56,717.

(3) Represents annual compensation paid in connection with Mr. Maier's relocation.

(4) Represents that portion of the Company's contribution toward the purchase of Mr.Maier's computer which was paid in fiscal 1994. The Company's contribution is made pursuant to its Computer Program, which is available to all employees.

     The following table shows, as to each of the Named Officers, option grants during the last fiscal year and the potential realizable value of those options, assuming 5% and 10% appreciation, at the end of their term:

                         OPTION GRANTS IN FISCAL 1994


                                          INDIVIDUAL GRANTS
                      ---------------------------------------------------------
                        NUMBER OF      # OF TOTAL
                        SECURITIES       OPTIONS
                        UNDERLYING      GRANTED TO
                         OPTIONS       EMPLOYEES IN    EXERCISE    EXPIRATION
        NAME            GRANTED(1)    FISCAL YEAR(2)   PRICE(3)      DATE(4)
--------------------  -------------  ---------------  ----------  ------------
T.J. Rodgers                150,000            5.53%  $   16.512      08/05/04
J. Daniel McCranie          100,000            3.68%  $   16.875      08/05/04
Antonio Alvarez              19,129            0.70%  $   16.875      08/05/04
Emmanuel Hernandez           29,000            1.07%  $   16.272      08/05/04
Lothar Maier                 43,000            1.58%  $   16.061      08/05/04
--------------------



                        POTENTIAL REALIZABLE VALUE
                         AT ASSUMED ANNUAL RATES
                        OF STOCK PRICE APPRECIATION
                               OPTION TERM
                       ------------------------------
        NAME                5%(5)          10%(5)
--------------------   --------------  --------------
T.J. Rodgers           $    1,557,646  $    3,947,381
J. Daniel McCranie     $    1,061,260  $    2,689,440
Antonio Alvarez        $      203,008  $      514,463
Emmanuel Hernandez     $      296,768  $      752,068
Lothar Maier           $      434,329  $    1,100,675
--------------------
(1) Options granted under the Company's 1994 Stock Option Plan typically have a 10-year term, vest over a four-year period of employment and have an exercise price equal to market value on the date of grant.

(2) Options to purchase an aggregate of 2,714,361 shares of Common Stock of the Company were granted to employees during the fiscal year ended January 2, 1995.

(3) The exercise price may be paid by check, cash or delivery of shares that are already owned.

(4) Options may terminate before their expiration dates if the optionee's status as an employee or consultant is terminated, upon the optionee's death or upon an acquisition of the Company.

(5) Potential realizable value is based on an assumption that the market price of the stock appreciates at the stated rate, compounded annually, from the date of grant until the end of the ten-year option term. These values are calculated based on requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price appreciation.


     The following table shows, for each of the Named Officers, information concerning options exercised during fiscal 1994 and the value of options held at fiscal year end:

              AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1994 AND
                      FISCAL 1994 YEAR-END OPTION VALUES


                                                       NUMBER OF SECURITIES
                                                      UNDERLYING UNEXERCISED
                         SHARES                     OPTIONS AT FISCAL YEAR-END
                       ACQUIRED ON      VALUE      ----------------------------
        NAME           EXERCISED(#)   REALIZED($)  EXERCISABLE   UNEXERCISABLE
---------------------  ------------  ------------  ------------  --------------
T.J. Rodgers                    ---           ---       501,886         263,978
J. Daniel McCranie           61,339  $    327,630           ---         208,661
Antonio Alvarez                 ---           ---       141,540         188,134
Emmanuel Hernandez              ---           ---        18,478          50,522
Lothar Maier                    ---           ---       119,319          58,668
---------------------

                             VALUE OF UNEXERCISED
                             IN-THE-MONEY OPTIONS
                            AT FISCAL YEAR-END($)(1)
                         -----------------------------
        NAME              EXERCISABLE   UNEXERCISABLE
---------------------    -------------  --------------
T.J. Rodgers             $   6,465,470  $    2,437,645
J. Daniel McCranie                 ---  $    1,670,862
Antonio Alvarez          $   2,110,441  $      431,117
Emmanuel Hernandez       $     156,998  $      391,753
Lothar Maier             $   1,600,657  $      543,177
---------------------

(1) Calculated by determining the difference between the fair market value of the securities underlying the options at January 2, 1995 ($23.125) and the exercise price of the options.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors has the responsibility to review compensation programs and benefits for the Company's employees generally, and specifically for the executive officers of the Company, and has exclusive authority to grant stock options to the executive officers of the Company. The Company applies a consistent philosophy to compensation for all employees including its executive officers, based on the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common objectives. The Company strives to achieve those objectives through teamwork that is focused on meeting the defined expectations of customers and stockholders.

     The goals of the Compensation Committee are to align executive compensation with business objectives and performance, and to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company. The Company's compensation program for executive officers is based on the same principles applicable to compensation decisions for all employees of the Company:

        COMPETITIVE LEVELS OF COMPENSATION. The Company is committed to providing a compensation program that helps attract and retain the best people in the industry. To ensure that pay is competitive, the Company periodically reviews the compensation practices of other leading companies in the semiconductor industry. The Company believes that its compensation levels fall within the median of industry compensation levels.

        PERFORMANCE-DRIVEN REWARDS. Executive officers are rewarded based upon corporate performance, business unit performance and individual performance. Corporate performance and business unit performance are evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as operating profit, performance relative to competitors and timely new product introductions. Individual performance is evaluated by measuring organization progress against set objectives.

        PERFORMANCE AND COMPENSATION FEEDBACK. At the beginning of the performance cycle, key quarterly and annual objectives are set for each officer. The CEO gives ongoing feedback on performance to each officer. At the end of the performance cycle, the Compensation Committee evaluates the extent to which the key objectives have been accomplished, which evaluation affects decisions on merit increases and stock option grants.

     The Company's compensation program, which consists of cash- and equity-based compensation, allows the Company to attract and retain highly skilled officers, provide useful products and services to customers, enhance stockholder value, motivate technological innovation and adequately reward its executive officers and other employees. The components are:

Cash-Based Compensation:

     The Committee sets base salary for officers on the basis of level of responsibility, prior performance and other factors after reviewing the compensation levels for competitive positions in the market.

     The Company has a quarterly profit sharing plan under which it distributes to all employees, including executive officers, payments based on the Company's achieving a targeted level of earnings per share. The Company believes that all employees share the responsibility of achieving profits. Accordingly, it awards an equal portion to all employees regardless of salary or position level. Under the profit-sharing plan, specific Company performance criteria must be met for employees to be eligible for bonuses. For 1994, the Company met these criteria during all quarters.

     The Company adopted a key employee bonus plan effective at the beginning of fiscal year 1994, in which the Chief Executive Officer, Company Vice Presidents and certain other key employees participated. Plan participants earned bonuses (in each case a percentage of the participant's base salary) based on the Company's achievement of a targeted level of earnings per share, as well as success in accomplishing certain group- and individual-specific critical success factors. The plan provided that no bonus would be awarded unless the Company achieved at least 90% of its earnings target for fiscal year 1994. Bonus amounts to be awarded under the plan have been determined for fiscal year 1994 and total in the aggregate $1,902,000. Bonus amounts earned will be paid in three installments, the first a 50% payment made approximately January 31, 1995, the second a 25% payment to be made approximately July 31, 1995 and the third a 25% payment to be made approximately January 31, 1996. Only individuals remaining in the Company's employment at the time of each such payment will receive that payment.

Equity-Based Compensation:

     Stock options provide additional incentives to officers to work to maximize stockholder value. The options become exercisable over a defined period of employment with the Company to encourage officers to continue in the employ of the Company. In line with its compensation philosophy, the Company grants stock options to all employees, commensurate with their potential contributions to the Company. Stock options are included as part of the initial employment compensation package, and are also awarded for promotions and pursuant to the annual Evergreen Stock Program, which provides long-term incentives to virtually all employees based on performance and potential contributions.

     T.J. Rodgers has been President and Chief Executive Officer of the Company since its incorporation in 1982. In determining Mr. Rodgers' compensation, the Committee evaluates corporate performance, individual performance, compensation paid to other executive officers of the Company and compensation paid to chief executive officers of comparable companies. Through his equity ownership in the Company, consisting of 314,499 shares of Common Stock and options to purchase 765,864 shares of Common Stock, Mr. Rodgers shares with the other stockholders of the Company a significant stake in the success of the Company's business. In 1994, Mr. Rodgers' annualized salary was $278,911, and he received a cash bonus of $3,277 under the Employee Profit Sharing Plan. In addition, Mr. Rodgers earned $105,976 under the 1994 key employee bonus plan by virtue of the Company's achievement of a target level of earnings per share, as well as success in accomplishing certain group-and individual-specific critical success factors, in fiscal 1994. Bonus amounts earned under the key employee bonus plan will be paid in three installments, the first a 50% payment made approximately January 31, 1995, the second a 25% payment to be made approximately July 31, 1995 and the third a 25% payment to be made approximately January 31, 1996; however, only individuals remaining in the Company's employment at the time of each such payment will receive that payment.

                                               COMPENSATION COMMITTEE OF THE
                                               BOARD OF DIRECTORS

                                               - Pierre R. Lamond
                                                 Eric A. Benhamou


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee was or is an officer or employee of the Company. Pierre R. Lamond, Chairman of the Board of the Company, and T.J. Rodgers, President, Chief Executive Officer and a director of the Company, are directors and members of the Compensation Committee of the Board of Directors of Vitesse Semiconductor Corporation ("Vitesse"). Mr. Lamond is also Chairman of the Board of Vitesse. Neither Cypress nor Vitesse treats Chairman of the Board as an officer of the corporation for compensation purposes. Mr. Lamond is a general partner of a venture capital firm which invested in the Company prior to its initial public offering in 1986.

CERTAIN TRANSACTIONS

     In October 1993, J. Daniel McCranie, Vice President of Marketing and Sales, incurred $210,000 of indebtedness to the Company, which indebtedness bears interest at 4% per annum, is unsecured and is payable on or before October 7, 1996. In the event Mr. McCranie is still employed by the Company on October 7, 1996, the promissory note will be canceled and the indebtedness forgiven.

     In October 1993, the Company entered into a consulting arrangement (the "Consulting Agreement") with Fred B. Bialek, a member of the Company's Board of Directors. Pursuant to the terms of this Consulting Agreement, as amended in February 1994, Mr. Bialek is paid an annualized fixed retainer of $242,000, payable on the first day of each month. Mr. Bialek's retainer is increased on April 1 of each year by an amount equal to the average percentage salary increase as approved by the Board of Directors for all Company employees. In addition, Mr. Bialek is reimbursed for out-of-pocket business expenses for travel, lodging, phone and administrative support related to his consulting services for the Company on receipt of invoice. As is also provided in the Consulting Agreement, Mr. Bialek has been granted a fully exercisable option to purchase 60,000 shares of the Company's Common Stock and an additional option to purchase 120,000 shares of the Company's Common Stock which vests over approximately two and one-half years. The Consulting Agreement expires on April 1, 1995, at which point it may be renewed by agreement between the parties. Prior to its expiration, the Consulting Agreement is terminable by either the Company or Mr. Bialek 30 days following written notice of such termination. Mr. Bialek was paid approximately $254,000 pursuant to this agreement in the fiscal year ended January 2, 1995.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers. Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

     Based solely on its review of the copies of such forms received by it, the Company believes that, during the fiscal year ended January 2, 1995, all
Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were satisfied.

COMPANY STOCK PRICE PERFORMANCE

     The following graph shows a five-year comparison of cumulative total return for the Company's stock, the Standard & Poor's 500 Stock Index and the S&P Small Cap Semiconductor Index.


                    COMPARISON OF FIVE YEAR CUMULATIVE RETURN

(Shown here is a line graph displaying the information listed below.)

                        1989      1990      1991      1992      1993      1994
                       ------    ------    ------    ------    ------    ------
CYPRESS                $  100    $  111    $  173    $   94    $  138    $  234
S&P 500                   100        93       118       123       132       130
S&P SEMI: Small Cap       100        91       147       162       223       267











*ASSUMES $100 INVESTED ON DECEMBER 31, 1989 IN EACH INVESTMENT. TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS. PAST RESULTS ARE NOT AN INDICATION OF FUTURE INVESTMENT RETURNS.

                                 PROPOSAL TWO

            AMENDMENT TO THE EMPLOYEE QUALIFIED STOCK PURCHASE PLAN


     The Company's Employee Qualified Stock Purchase Plan (the "Purchase Plan") provides for the sale of Common Stock at 85% of fair market value to employees through payroll deductions. Stockholder approval is solicited to approve an amendment to the Purchase Plan to increase in the number of shares reserved thereunder by 1,000,000 for a total of 3,800,000 shares. This amendment will provide sufficient additional stock to continue to permit employees to acquire equity ownership at a discount from market price as an incentive to contribute to the Company's success. The Company believes that the increased opportunity for employee equity participation works to the advantage of the Company and its stockholders. The essential features of the Purchase Plan are set forth below.

GENERAL

     The Purchase Plan was adopted by the Board of Directors in August 1986. Subject to stockholder approval of the amendment proposed herein, a total of 3,800,000 shares of Common Stock are reserved for issuance under the Purchase Plan. As of February 24, 1995, 2,466,986 shares had been issued under the Purchase Plan and 333,014 remained available for future issuance.

     The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code of 1986, as amended (the "Code"). See "Tax Information." The Purchase Plan is not qualified under Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

PURPOSE

     The purpose of the Purchase Plan is to provide employees of the Company who participate in the Purchase Plan with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions.

ADMINISTRATION

     The Purchase Plan may be administered by the Board of Directors or a committee appointed by the Board, and is currently being administered by the Board of Directors. No member of the Board or committee may vote on any option to be granted to himself or take part in any consideration of the Purchase Plan as it may apply to himself. In addition, no director who is eligible to receive options under the Purchase Plan may serve on any committee administering such plan. All questions of interpretation of the Purchase Plan are determined by the Board of Directors or its committee, and its decisions are final and binding upon all participants. Members of the Board of Directors who are eligible employees are permitted to participate in the Purchase Plan.

No charges for administrative or other costs may be made against the payroll deductions of a participant in the Purchase Plan. Members of the Board of Directors (or, as applicable, the committee) receive no additional compensation for their services in connection with the administration of the Purchase Plan.

ELIGIBILITY

     Any person who is customarily employed by the Company (or any of its majority-owned subsidiaries) for at least 20 hours per week and more than five months in a calendar year is eligible to participate in the Purchase Plan, provided that the employee has been employed by the Company for at least three months on the first day of an offering period and subject to certain limitations imposed by Section 423(b) of the Code. As of February 24, 1995, approximately 1,300 employees were eligible to participate in the Purchase Plan.

OFFERING DATES

     The Purchase Plan provides for 24-month offering periods, beginning every six months, with exercise dates at the end of each six-month period, at which time payroll deductions are used to purchase the Company's Common Stock. The Purchase Plan provides for commencement of a new offering period if the fair market value of the Common Stock is lower on the exercise date than at the beginning of the exercise period. The Board of Directors may alter the duration of the offering periods without stockholder approval.

PARTICIPATION IN THE PLAN

     Eligible employees become participants in the Purchase Plan by delivering to the Company a subscription agreement authorizing payroll deductions prior to the applicable offering date. An employee who becomes employed after the commencement of an offering period may not participate in the Purchase Plan until the commencement of the next offering period.

PURCHASE PRICE

     The purchase price of shares sold under the Purchase Plan is the lower of 85% of the fair market value of the Common Stock on the date of commencement of the offering period or 85% of the fair market value of the Common Stock on the last day of each six-month exercise period. For so long as the Company's stock is traded on the New York Stock Exchange, the fair market value shall be the closing sale price on the Exchange as of such date.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

     The purchase price of the shares is accumulated through payroll deductions during the offering period. The deductions may not be less than 2% or more than 10% of a participant's eligible compensation, which is defined in the Purchase Plan to include the regular straight time gross salary in effect at the beginning of the offering period, including any payments for overtime, shift premiums, bonuses, commissions or incentive compensation. A participant may discontinue his participation in the Purchase Plan and may decrease or increase the rate of payroll deductions at any time during the offering period, provided that no more than two such changes are made during any calendar year. Payroll deductions begin on the first payday following the offering date, and continue at the same rate until the end of the offering period unless changed or terminated as provided in the Purchase Plan.

     All payroll deductions are credited to the participant's account under the Purchase Plan and are deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

PURCHASE OF STOCK; EXERCISE OF OPTIONS

     At the beginning of each offering period, by executing a subscription agreement to participate in an offering under the Purchase Plan, the participant is in effect given an option which may or may not be exercised during each six-month exercise period during the offering period. The maximum number of shares available to a participant in an offering is that number determined by dividing $100,000 by the fair market value of a share of the Company's Common Stock at the beginning of the offering period. If the number of shares which would otherwise be placed under option at the beginning of an offering period exceeds the number of shares available in the Purchase Plan, a pro rata allocation of the shares remaining shall be made in as equitable a manner as is practicable. Unless the participant's participation is discontinued, each participant's option for the purchase of shares will be exercised automatically at the end of the offering period for the maximum number of shares at the applicable price. See "Withdrawal" and "Termination of Employment."

     Notwithstanding the foregoing, no employee will be permitted to subscribe for shares under the Purchase Plan if, immediately after the grant of the option, the employee would own 5% or more of the voting power or value of all classes of stock of the Company (including stock which may be purchased under the Purchase Plan or pursuant to any other options), nor shall any employee be granted an option which would permit the employee to purchase more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) in any calendar year.

OFFERING PERIOD ROLL-OVER

     In the event the fair market value of the Company's Common Stock is lower at the end of any six-month exercise period than it was at the beginning of the offering period, a new offering period will commence on the day after that exercise date and all participants will be automatically re-enrolled in a new 24-month offering period, unless a participant objects by written statement prior to the occurrence of such re-enrollment.

WITHDRAWAL

     A participant may terminate participation in a given offering in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable six-month exercise period. Any withdrawal by the participant of accumulated payroll deductions for a given offering automatically terminates the participant's interest in that offering. The failure to remain in the continuous employ of the Company for at least 20 hours per week during an offering period will be deemed to be a withdrawal from that offering. A participant's withdrawal from an offering does not preclude such participant from participation in subsequent offerings under the Purchase Plan, except that a withdrawn participant may not re-enroll for at least six months.

TERMINATION OF EMPLOYMENT

     Termination of a participant's employment for any reason, including retirement or death, prior to the termination of the offering period cancels the employee's participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to such participant, or, in the case of the participant's death, to the persons entitled thereto as specified in the participant's subscription agreement.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     In the event any change is made in the Company's capitalization, such as a stock split or stock dividend, which results in an increase or decrease in the number of outstanding shares of Common stock without receipt of consideration by the Company, appropriate adjustments will be made by the Board of Directors in the shares subject to purchase under the Purchase Plan and in the purchase price per share.

AMENDMENT AND TERMINATION OF THE PLAN

     The Board of Directors may at any time amend or terminate the Purchase Plan, except that such termination shall not affect options previously granted nor may any amendment make any change in an option granted prior thereto which adversely affects the rights of any participant. No amendment may be made to the Purchase Plan without prior approval of the stockholders of the Company if such stockholder approval is required in order to comply with Rule l6b-3 promulgated under the Securities Exchange Act of 1934, as amended, or Section 423 of the Code, or successor laws, rules or regulations applicable to the Purchase Plan.

TAX INFORMATION

     The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. Upon disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares have been held by the participant for more than two years after the date of option grant and more than one year from the date the shares are purchased, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the option price, or (b) 15% of the fair market value of the shares on the first day of the offering period, will be treated as ordinary income, and any further gain will be treated as long-term capital gain. If the shares are disposed of before the expiration of these holding periods, the excess of the fair market value of the shares on the exercise date over the option price will be treated as ordinary income, and any further gain or loss on such disposition will be long-term or short-term capital gain or loss, depending on the holding period. Different rules may apply with respect to optionees subject to Section 16(b) of the Securities Exchange Act of 1934, a amended. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income reported by participants upon disposition of shares prior to the expiration of the holding period described above. The foregoing is only summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Purchase Plan.

REQUIRED VOTE, RECOMMENDATION OF THE BOARD OF DIRECTORS

     Affirmative votes constituting a majority of the Votes Cast will be required to approve the amendment to the Purchase Plan.



THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENTS TO THE PURCHASE PLAN.

                  PROPOSAL THREE   RATIFICATION OF APPOINTMENT
                           OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed Price Waterhouse LLP, independent accountants, to audit the consolidated financial statements of the Company for the fiscal year ending January 1, 1996 and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     Price Waterhouse LLP has audited the Company's financial statements annually since 1982. Its representatives are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

REQUIRES VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

     Affirmative votes constituting a majority of the Votes Cast will be required to approve this proposal.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR 1995.


                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

     It is important that your stock be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return the accompanying proxy in the envelope which has been enclosed, at your earliest convenience.



                                                 FOR THE BOARD OF DIRECTORS

                                                 Emmanuel Hernandez, Secretary

Dated:  March 27, 1995

On the back cover is a map to Cypress Semiconductor Corporation.

(Front Side of Proxy Card)


                       CYPRESS SEMICONDUCTOR CORPORATION

                 PROXY FOR 1995 ANNUAL MEETING OF STOCKHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned stockholder of CYPRESS SEMICONDUCTOR CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 27, 1995, and hereby appoints T.J. Rodgers and Emmanuel Hernandez, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1995 Annual Meeting of Stockholders of CYPRESS SEMICONDUCTOR CORPORATION to be held on Thursday, April 20, 1995, at 10:00 a.m., local time, at its offices located at 4001 North First Street, San Jose, California 95134 and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth below.

     A majority of such attorneys or substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall represent and act, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.























CONTINUED AND TO BE SIGNED ON REVERSE SIDE

(Backside of Proxy Card)

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE AMENDMENT TO THE EMPLOYEE QUALIFIED STOCK PURCHASE PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

1.  ELECTION OF DIRECTORS:

Nominees: T.J. Rodgers; Pierre R. Lamond; Fred B. Bialek; Eric A. Benhamou;
          John C. Lewis.

                   [   ]                                [   ]
                    FOR                                WITHHELD

[   ] ________________________________________
      For all nominees except as noted above

2. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S EMPLOYEE QUALIFIED STOCK PURCHASE PLAN TO INCREASE BY 1,000,000 SHARES THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER:

               [   ]                 [   ]                 [   ]
                FOR                 AGAINST               ABSTAIN

3. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICE WATERHOUSE AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR FISCAL 1995:

               [   ]                 [   ]                 [   ]
                FOR                 AGAINST               ABSTAIN

     In their discretion, the proxies are authorized to vote upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

       [   ] MARK HERE FOR ADDRESS CHANGE
             AND NOTE AT RIGHT

Signature: ______________________________________     Date: ___________________

Signature: ______________________________________     Date: ___________________

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

                       CYPRESS SEMICONDUCTOR CORPORATION
                     EMPLOYEE QUALIFIED STOCK PURCHASE PLAN



     The following constitute the provisions of the Employee Stock Purchase Plan (herein called the "Plan") of Cypress Semiconductor Corporation (herein called the "Company").

1.  PURPOSE.

     The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under
Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.  DEFINITIONS.

"ACT" shall mean the Securities Exchange Act of 1934, as amended.

"BOARD" shall mean the Board of Directors of the Company.

"CODE" shall mean the Internal Revenue Code of 1986, as amended.

"COMMON STOCK" shall mean the Common Stock, no par value, of the Company.

"COMPANY" shall mean Cypress Semiconductor Corporation, a Delaware corporation.

"COMPENSATION" shall mean all regular straight time earnings, payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and commissions (except to the extent that the exclusion of any such items for all participants is specifically directed by the Board or its committee).

"CONTINUOUS STATUS AS AN EMPLOYEE" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

"DESIGNATED SUBSIDIARIES" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

"EMPLOYEE" shall mean any person, including an officer, who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year for at least three (3) months by the Company or one of its Designated Subsidiaries.

"EXERCISE DATE" shall mean the date one day prior to the date six (6) months, twelve (12) months, eighteen (18) months or twenty-four (24) months after the Offering Date of each Offering Period.

"EXERCISE PERIOD" shall mean a period commencing on an Offering Date or on the day after an Exercise Date and terminating one day prior to the date six (6) months later.

"OFFERING PERIOD" shall mean a period of twenty-four (24) months consisting of four (4) six-month Exercise Periods during which options granted pursuant to the Plan may be exercised.

"OFFERING DATE" shall mean the first day of each Offering Period of the Plan.

"PLAN" shall mean this Employee Qualified Stock Purchase Plan.

"SUBSIDIARY" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3.  ELIGIBILITY.

     (a) Any Employee as defined in paragraph 2 who shall be employed by the Company on the date his participation in the Plan is effective shall be eligible to participate in the Plan, subject to limitations imposed by Section 423(b) of the Code.

     (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 425(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) which permits his rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.  OFFERING PERIODS.

    The plan shall be implemented by twenty-four (24) month Offering
Periods beginning every six (6) months. The Plan shall continue thereafter until terminated in accordance with paragraph 20 hereof. Subject to the requirements of paragraph 20, the Board of Directors of the Company shall have the power to change the duration of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first offering period to be affected.

5.  PARTICIPATION.

     (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deduction on the form provided by the Company and filing it with the Company's payroll office prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given offering.

     (b) Payroll deductions for a participant shall commence on the first payroll following the Offering Date and shall end on the Exercise Date of the offering to which such authorization is applicable, unless sooner terminated by the participant as provided in paragraph 11.

6.  PAYROLL DEDUCTIONS.

     (a) At the time a participant files his subscription agreement, he shall elect to have payroll deductions made on each payday during the Offering Period in amounts from two (2%) to ten percent (10%) of the Compensation which he received on the payday immediately preceding the Offering Date. The aggregate of such payroll deductions during any Offering Period shall not exceed ten percent (10%) of his aggregate Compensation during said offering period.

     (b) All payroll deductions made by a participant shall be credited to his account under the Plan. A participant may not make any additional payments into such account.

     (c) A participant may discontinue his participation in the Plan as provided in paragraph 11, or may decrease or increase the rate or amount of his payroll deductions during the Offering Period (within the limitations of paragraph 6(a)) by completing and filing with the Company a new subscription agreement authorizing a change in the rate or amount of payroll deductions; provided, however, that a participant may not change the rate or amount of his payroll deductions more than two (2) times in any one calendar year. The change in rate shall be effective fifteen (15) days following the Company's receipt of the new authorization. Subject to the limitations of paragraph 6(a), a participant's subscription agreement shall remain in effect for successive Offering Periods unless revised as provided herein or terminated as provided in paragraph 11.

     (d) Notwithstanding the foregoing, to the extent necessary to comply with
Section 423(b)(8) of the Code and paragraph 3(b) herein, a participant's payroll deductions may be decreased to 0% at such time during any Exercise Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Exercise Period and any other Exercise Period ending within the same calendar year equal $21,250. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Exercise Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in paragraph 11.

7.  GRANT OF OPTIONS.

     (a) On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Offering Date or (ii) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Exercise Date; provided, however, that the maximum number of Shares an Employee may purchase during each Offering Period shall be determined at the Offering Date by dividing $100,000 by the fair market value of a share of the Company's Common Stock on the Offering Date, and provided further that such purchase shall be subject to the limitations set forth in paragraphs 3(b) and 13 hereof. Exercise of the option shall occur as provided in paragraph 8, unless the participant has withdrawn pursuant to paragraph 11, and shall expire on the last day of the Offering Period. Fair market value of a share of the Company's Common Stock shall be determined as provided in paragraph 7(b) herein.

     (b) The option price per share of the shares offered in a given Exercise Period shall be the lower of: (i) eighty-five percent (85%) of the fair market value of a share of the Common Stock of the Company on the Offering Date; or
(ii) eighty-five percent (85%) of the fair market value of a share of the Common Stock of the Company on the Exercise Date. The fair market value of the Company's Common Stock on a given date shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per share shall be the closing price of the Common Stock for such date on the New York Stock Exchange or on such other stock exchange as the Company's Common Stock may be traded or, if not traded on a stock exchange, as reported by the NASDAQ National Market System, or, in the event the Common Stock is not listed on a stock exchange or NASDAQ's National Market System, the fair market value per share shall be the mean of the bid and asked prices of the Common Stock reported for such date in over-the-counter trading.

8.  EXERCISE OF OPTIONS.

     (a) Unless a participant withdraws from the Plan as provided in paragraph 11, his option for the purchase of shares will be exercised automatically on each Exercise Date of the Offering Period, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable option price with the accumulated payroll deductions in his account. Any amount remaining in the participant's account after an Exercise Date shall be held in the account until the next Exercise Date of the Offering Period, unless the Offering Period has been oversubscribed or has terminated with such Exercise Date, in which case such amount shall be refunded to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him.

9.  DELIVERY.

     As promptly as practicable after the Exercise Date of each Exercise Period, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his option. Any cash remaining to the credit of a participant's account under the Plan after a purchase by him of shares at the termination of each Exercise Period which is insufficient to purchase a full share of Common Stock of the Company shall be applied to the participant's account for the next Exercise Period.


10.  AUTOMATIC TRANSFERS TO LOW PRICE OFFERING PERIOD.

     In the event that the fair market value of the Company's Common Stock is lower on an Exercise Date than it was on the first Offering Date for that Offering Period, all Employees participating in the Plan on the Exercise Date shall be deemed to have withdrawn from the Offering Period immediately after the exercise of their option on such Exercise Date and to have enrolled as participants in a new Offering Period which begins on or about the day following such Exercise Date. A participant may elect to remain in the previous Offering Period by filing a written statement declaring such election with the Company prior to the time of the automatic change to the new Offering Period.

11.  WITHDRAWAL; TERMINATION OF EMPLOYMENT.

     (a) A participant may withdraw all but not less than all the payroll deductions credited to his account and not yet used to exercise his option under the Plan at any time by giving written notice to the Company. All of the participant's payroll deductions credited to his account will be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement. Except for deemed withdrawals under paragraph 10, a participant who withdraws from the Plan may not enroll to participate in a subsequent Offering Period for at least six (6) months.

     (b) Upon termination of the participant's Continuous Status as an Employee prior to an Exercise Date for any reason, including retirement or death, the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his death, to the person or persons entitled thereto under paragraph 15, and such participant's option will be automatically terminated.

     (c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during an Offering Period in which the Employee is a participant, he will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his account will be returned to such participant and such participant's option terminated.

     (d) A participant's withdrawal from an Offering Period will not have any effect upon his eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

     (e) A participant's withdrawal from an offering will not have any effect upon his eligibility to participate in any similar plan which may hereafter be adopted by the Company.

12.  INTEREST.

     No interest shall accrue on the payroll deductions of a participant in the Plan.

13.  STOCK.

     (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 3,800,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 19. If the total number of shares which would otherwise be subject to options granted pursuant to paragraph 7(a) hereof on the Exercise Date exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant is as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

     (b) The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

     (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his spouse.

14.  ADMINISTRATION.

     The Plan shall be administered by the Board of Directors of the Company or a committee appointed by the Board. The administration, interpretation or application of the Plan by the Board or its committee shall be final, conclusive and binding upon all participants. Members of the Board who are eligible Employees are permitted to participate in the Plan, provided that:

     (a) Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

     (b) If a Committee is established to administer the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the Committee.

15.  DESIGNATION OF BENEFICIARY.

     (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of the Offering Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the Exercise Date of the Offering Period.

     (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.  TRANSFERABILITY.

     Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph 11.

17.  USE OF FUNDS.

     All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

18.  REPORTS.

     Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees promptly following the Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

     Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves") as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

     In the event of the proposed dissolution or liquidation of the Company, the offering period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the option stock, including shares as to which the option would not otherwise be exercisable. If the Board makes an option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the option will terminate upon the expiration of such period.

     The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

20.  AMENDMENT OR TERMINATION.

     The Board of Directors of the Company may at any time terminate or amend the Plan. No such termination can affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Act or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as so required.

21.  NOTICES.

     All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.  SHAREHOLDER APPROVAL.

     Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under the General Corporation Law of the State of Delaware.

23.  CONDITIONS UPON ISSUANCE OF SHARES.

     Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

24.  TERM OF PLAN.

     The Plan shall be come effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in paragraph 22. It shall continue for a term of twenty (20) years unless sooner terminated under paragraph 20.

                       CYPRESS SEMICONDUCTOR CORPORATION

                     EMPLOYEE QUALIFIED STOCK PURCHASE PLAN
                            SUBSCRIPTION AGREEMENT


_____ Original Application                              Date: _________________

_____ Change in Payroll Deduction Rate

_____ Change of Beneficiary


1. ________________________________ hereby elects to participate in the Cypress Semiconductor Corporation Employee Qualified Stock Purchase Plan (the "Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock, with par value $.01, in accordance with this Subscription Agreement and the Stock Purchase Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of ____ % of my Compensation (not less than 2% nor more than 10%) on each payday during the Offering Period in accordance with the Stock Purchase Plan. Such deductions are to continue for succeeding Offering Periods until I give written instructions for a change in or termination of such deductions.

3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable purchase price determined in accordance with the Stock Purchase Plan. I further understand that, except as otherwise set forth in the Stock Purchase Plan, shares will be purchased for me automatically on each Exercise Date of the Offering Period unless I otherwise withdraw from the Stock Purchase Plan by giving written notice to the Company for such purpose.

4. Shares purchased for me under the Stock Purchase Plan should be issued in the name(s) of:


   ___________________________________________________________________

   ___________________________________________________________________

   ___________________________________________________________________

   ___________________________________________________________________

5. I understand that if I dispose of any shares received by me pursuant to the Stock Purchase Plan within two years after the Offering Date (the first day of the Offering Period during which I purchased such shares) or within one year after the date on which such shares were delivered to me, I may be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount generally measured as the excess of the fair market value of the shares at the time such shares were delivered to me over the price which I paid for the shares, and that I may be required to provide income tax withholding on that amount. I HEREBY AGREE TO NOTIFY THE COMPANY IN WRITING WITHIN 30 DAYS AFTER THE DATE OF ANY SUCH DISPOSITION. However, if I dispose of such shares at any time after the expiration of the two-year and one-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares under the option, or (2) the excess of the fair market value of the shares over the option price, measured as if the option had been exercised on the Offering Date. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gains.

6. I have received a copy of the Company's most recent prospectus which describes the Stock Purchase Plan and a copy of the complete "Cypress Semiconductor Employee Qualified Stock Purchase Plan." I understand that my participation in the Stock Purchase Plan is in all respects subject to the terms of the Plan.

7. I hereby agree to be bound by the terms of the Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Stock Purchase Plan.

8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Stock Purchase Plan:


NAME: _________________________________________________________ (Please print)
             (First)          (Middle)          (Last)

      _________________________________________________________
      (Address)

      _________________________________________________________

NAME: _________________________________________________________ (Please print)
             (First)          (Middle)          (Last)

      _________________________________________________________
      (Address)

      _________________________________________________________


      _________________________________________________________



Employee's Social Security Number:  ________________________________________



Employee's Address:*  ____________________________________________


                      ____________________________________________


                      ____________________________________________



I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.


Dated: ____________________________         ___________________________________
                                            Employee Signature







____________________________________
* Participant's responsibility to notify the Company's stock administrator in the event of a change in address.